IMMEDIATE RELEASE

TOWNSQUARE APPOINTS BILL WILSON AND DHRUV PRASAD AS CO-CHIEF EXECUTIVE OFFICERS, ERIK HELLUM AS CHIEF OPERATING OFFICER, LOCAL MEDIA, AND ANNOUNCES FOUNDER STEVEN PRICE WILL SERVE AS EXECUTIVE CHAIRMAN OF THE BOARD

Greenwich, CT – October 16, 2017 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare” or the “Company”) announced today the promotion of Bill Wilson and Dhruv Prasad as Co-Chief Executive Officers, reporting to the Board of Directors, effective today. Steven Price, Townsquare’s founder and current Chief Executive Officer, will transition to a new role of Executive Chairman of the Board. In addition, Erik Hellum has been appointed as Chief Operating Officer, Local Media.

“Appointing two of our long-time senior executives as Co-Chief Executive Officers will allow Townsquare to strengthen and solidify its management team while preserving continuity and stability,” said David Quick, a Townsquare Board Member since inception and Managing Director at Oaktree Capital Management, L.P. Townsquare’s principal shareholder. “Our Board is pleased that Steven will continue to focus on the Company’s overall strategic direction and we are appreciative that Townsquare will continue to benefit from Steven’s counsel through his continued leadership of the Board.”

“I want to congratulate both Bill and Dhruv on this well-deserved appointment. I am confident that this team, along with the rest of our senior executives, will lead our organization superbly as we further strengthen our position in the marketplace,” said Steven Price. “I am eager to begin my new role as Executive Chairman and look forward to working with Bill and Dhruv to execute upon the Company’s strategy.”

“I am excited to lead Townsquare in reaching new heights and continue as the premier local advertising and marketing solutions Company in the heartland of America,” said Bill Wilson. “And we are pleased that Erik Hellum will take on added responsibilities as COO, Local Media.”

Dhruv Prasad added, “I am very grateful to Steven and the Board for this opportunity, and I am excited to get to work with Bill, Erik, Stu and the rest of Townsquare’s management and employees to continue to grow our business and deliver value to our stakeholders.”

Mr. Price founded Townsquare in May 2010 and previously served as Chairman and Chief Executive Officer of the Company. Prior to founding Townsquare in 2010, Mr. Price was Senior Managing Director at Centerbridge Partners, a private equity firm, where he led the firm’s investment efforts in telecom, technology and media. Before that, he held a similar position at Spectrum Equity Investors. From 2001-2004, Mr. Price served as Deputy Assistant Secretary of Defense (Spectrum, Space and Communications), for which he was awarded the Secretary of Defense Medal for Outstanding Public Service. Mr. Price was formerly the President and Chief Executive Officer LiveWire Ventures, a software and services company he founded in 1998, and the President and Chief Executive Officer of PriCellular Corporation, a publicly traded cellular telephone operator. Earlier in his career, Mr. Price worked as an attorney at Davis, Polk & Wardwell and as an investment banker at Goldman Sachs. Mr. Price graduated magna cum laude from Brown University, where he was elected to Phi Beta Kappa, and earned a J.D. from Columbia University School of Law. He is co-owner and Alternative Governor of the Atlanta Hawks and serves as an Adjunct Professor of Marketing at Columbia Business School.

Mr. Wilson joined Townsquare in September 2010 and most recently served as Executive Vice President and Chief Content & Digital Officer of the Company. Previously, Mr. Wilson was President of AOL Media from 2006 to May 2010 where he had overall responsibility for the Company’s global content strategy. In his nine years at AOL, he also served in a number of roles including President, AOL Programming & Studios and Executive Vice President, AOL Programming. Under his leadership, AOL’s content sites grew to reach more than 75 million monthly unique visitors domestically and over 150 million worldwide. Prior to joining AOL in 2001, Mr. Wilson served as Senior Vice President for Worldwide Marketing at Bertelsmann Music Group (BMG), which he joined in 1992, and was responsible for worldwide marketing including artist, digital and non-traditional marketing across more than 50 countries for the world’s biggest artists including Dave Matthews Band, Outkast, Whitney Houston and Santana. Mr. Wilson graduated summa cum laude from the State University of New York at Stony Brook with a B.A. in economics and a B.S. in business management and earned a M.B.A. with honors in finance and marketing from Rutgers University’s Graduate School of Management.

Mr. Prasad co-founded Townsquare in 2010 and most recently served as Executive Vice President, Live Events of the Company, where he led all aspects of the Company’s Live Events division. Prior to co-founding Townsquare, Mr. Prasad spent nearly a decade in private equity investing and corporate finance, completing transactions in media, communications, financial services, real estate, and technology. He previously worked at Thomas H. Lee Partners and Spectrum Equity Investors, and began his career in the Investment Banking Division of Salomon Smith Barney, where he worked in New York and Hong Kong. He received an A.B. cum laude from Dartmouth College and a M.B.A. from the Wharton School at the University of Pennsylvania. He is a graduate of Leadership Music in Nashville, TN.

Mr. Hellum joined Townsquare in August 2010 following the acquisition of GAP Radio Broadcasting, where he served as President of GAP West from May 2008 to August 2010. Prior to joining GAP West, Mr. Hellum worked at Bonneville International Communications, where he was Vice President/ Market Manager of WIL/WRTH in St. Louis, MO from October 2002 to November 2004 and spent 4 years as Vice President/Market Manager of KTAR AM/FM and KPKX in Phoenix, AZ from November 2004 to April 2008. Previously, Mr. Hellum was Vice President—Sales for AM/FM and oversaw Clear Channel’s early cross-platform sales efforts. He began his career at Katz Radio, where he held positions of increasing responsibility in Boston, Philadelphia, Chicago, Los Angeles, and New York. Mr. Hellum received a B.A. from the University of Wisconsin.

About Townsquare Media, Inc.
Townsquare is a media, entertainment and digital marketing solutions company principally focused on small and mid-sized markets across the U.S. Our assets include 318 radio stations and more than 325 local websites in 67 U.S. markets, a digital marketing solutions company serving approximately 11,750 small to medium sized businesses, approximately 550 live events with nearly 18 million attendees each year in the U.S. and Canada, and one of the largest digital advertising networks focused on music and entertainment reaching more than 50 million unique visitors each month. Our brands include iconic local media assets such as WYRK, KLAQ, K2 and NJ101.5; acclaimed music festivals such as Mountain Jam, WE Fest and the Taste of Country Music Festival; unique touring lifestyle and entertainment events such as the America on Tap craft beer festival series, the Insane Inflatable 5K obstacle race series and North American Midway Entertainment, North America’s largest mobile amusement company; and leading tastemaker music and entertainment owned and affiliated websites such as XXLmag.com, TasteofCountry.com, Loudwire.com and BrooklynVegan.com. For additional information, please visit www.townsquaremedia.com.

Forward Looking Statements
This press release contains forward looking statements relating to, among other things, the appointment of Bill Wilson and Dhruv Prasad as our new co-Chief Executive Officers and the transition of Steven Price from Chief Executive Officer to the role of Executive Chairman. Forward-looking statements often include words such as "outlook," "projected," "intends," "will," "anticipate," "believe," "target," "expect," and statements in the future tense are generally forward-looking. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties, and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

More information about factors that could affect our operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2016, copies of which may be obtained by visiting our Investor Relations web site at http://www.townsquaremedia.com/equity-investors/sec-filings or the SEC's web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. There is no guarantee that the circumstances described in our forward-looking statements will occur. We assume no obligation to update such statements.

Contact
Claire Yenicay
203-861-0900
claire@townsquaremedia.com